SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING  8/31/2007
FILE NUMBER 811-2729
SERIES NO.: 17

72DD  1  Total income dividends for which record date passed during the period.
         (000's Omitted)
         Institutional Class                                         $ 226,509
      2  Dividends for a second class of open-end company shares (000's Omitted)
         Private Investment Class                                    $  32,953
         Personal Investment Class                                   $  16,146
         Cash Management Class                                       $  89,355
         Reserve Class                                               $   1,973
         Resource Class                                              $  23,002
         Corporate Class                                             $  17,235

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
      1  Dividends from net investment income
         Institutional Class                                         $ 0.0525
      2  Dividends for a second class of open-end company shares (form nnn.nnnn)
         Private Investment Class                                    $ 0.0495
         Personal Investment Class                                   $ 0.0470
         Cash Management Class                                       $ 0.0517
         Reserve Class                                               $ 0.0438
         Resource Class                                              $ 0.0509
         Corporate Class                                             $ 0.0522

74U.  1  Number of shares outstanding (000's Omitted)
         Institutional Class                                        3,479,780
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Private Investment Class                                     632,927
         Personal Investment Class                                    409,906
         Cash Management Class                                      2,146,597
         Reserve Class                                                 30,960
         Resource Class                                               570,203
         Corporate Class                                              616,434